Exhibit (C)(4)

Project Cardinal Materials for discussion

Table of contents 1. Executive summary 2. Cardinal valuation analysis A. Trading and financial overview B. Selected companies analysis C. Discounted cash flow analysis 3. Eagle valuation analysis A. Trading and financial overview B. Selected companies analysis C. Discounted cash flow analysis 4. Exchange ratio analysis Appendix A. Selected companies operating statistics B. Selected minority squeeze-out transactions C. Weighted Average Cost of Capital (WACC) analysis

1. Executive summary

Transaction summary Increased proposal of $1.75 of cash and 0.6 Eagle shares for each Cardinal share 39% cash / 61% stock consideration (based on Eagle stock price of $4.55 as of December 22, 2011) Fixed exchange ratio that implies aggregate merger consideration of $4.48 per Cardinal share based on current Eagle stock price $0.15 per share of cash component increase to original cash portion proposal of $1.60 per share Implied aggregate merger consideration of $6.62 per Cardinal share at announcement date Cardinal minority shareholders’ implied pro forma Eagle fully-diluted ownership to be 35% after completion Proposal – financial summary (1) As of December 22, 2011 unless otherwise noted. (2) Based on original proposal of $1.60 of cash and fixed exchange ratio of 0.6 Eagle shares per Cardinal share at Eagle price of $8.36 as of October 27, 2011. (3) Based on increased proposal of $1.75 of cash and fixed exchange ratio of 0.6 Eagle shares per Cardinal share at Eagle price of $4.55 as of December 22, 2011. (4) Eagle fully-diluted equity value based on 80.3 million shares outstanding per 6-K for the period ended September 30, 2011, and 1.6 million restricted shares outstanding and options table as of November 10, 2011 provided by Eagle management. Cardinal fully-diluted equity value based on 143.9 million shares outstanding per 6-K for the period ended September 30, 2011, and 0.2 million restricted shares outstanding and options table as of November 10, 2011 provided by Eagle management. (5) Eagle net cash based on cash, cash equivalents and marketable securities of $354.3 million and non-controlling interests of $271.6 million per Eagle 6-K for the period ended September 30, 2011. Cardinal net cash based on cash and cash equivalents of $295.0 million and non-controlling interests of $4.9 million per Cardinal 6-K for the period ended September 30, 2011. (6) Based on Wall Street consensus estimates for Eagle and Cardinal as at October 27, 2011 and December 22, 2011, respectively. (2) (3) (4) (5) (1) (1) (1) (1) (1) (6) (6) (US$MM, except per share amounts) Eagle Cardinal at market Cardinal transaction 27-Oct Current 27-Oct Current 27-Oct Current Eagle Cardinal Share price statistic $8.36 $4.55 statistic $5.40 $4.05 $6.62 $4.48 % premium to current $4.55 84% – $4.05 33% – 63% 11% % premium to unaffected (27-Oct) 8.36 – (46%) 5.40 – (25%) 23% (17%) Discount to 52-week high (close) 16.14 (48%) (72%) 9.60 (44%) (58%) (31%) (53%) Premium to 52-week low (close) 4.25 97% 7% 3.75 44% 8% 76% 19% Fully-diluted equity value $681 $365 $789 $583 $976 $649 Net debt / (cash) (83) (83) (290) (290) (290) (290) Fully-diluted aggregate value $599 $283 $499 $293 $686 $358 Eagle consensus Cardinal consensus Implied multiples (non-GAAP) 27-Oct Current % change 27-Oct Current % change 2011E AV / Revenue $414.4 $389.5 (6%) 1.4x 0.7x $243.4 $235.4 (3%) 2.1x 1.2x 2.8x 1.5x 2012E AV / Revenue 531.0 507.0 (5%) 1.1 0.6 299.3 287.0 (4%) 1.7 1.0 2.3 1.2 2011E AV / EBIT $60.8 $14.8 (76%) 9.8x 19.2x $65.8 $48.9 (26%) 7.6x 6.0x 10.4x 7.3x 2012E AV / EBIT 131.7 66.9 (49%) 4.5 4.2 95.9 67.1 (30%) 5.2 4.4 7.2 5.3 2011E P / E $0.44 ($0.01) (102%) 19.2x NM $0.47 $0.30 (36%) 11.4x 13.4x 14.0x 14.8x 2012E P / E 0.85 0.57 (33%) 9.8 8.0 0.61 0.42 (31%) 8.9 9.6 10.8 10.7

Review of recent quarterly announcements

Cardinal

(US$ in millions)	3 months ended Sept 30 2010	3 months ended Sept 30 2011	% growth
Revenue	**$47.2**	**$69.2**	**46%**
Online services	19.1	39.5	107%
Information and consulting services	21.7	22.6	4%
Other services	6.4	7.1	10%
Non-GAAP income from operations	**16.1**	**17.8**	
Non-GAAP net income (Loss)	**14.9**	**14.1**	
Non-GAAP operating margin	*34.1%*	*25.8%*	
Non-GAAP net margin	*31.6%*	*20.4%*	

- 1-day share price reaction post quarterly earnings announcement:
  - Cardinal: (5.7%)
  - NASDAQ: (0.1%)

Revenue: 3Q 2011, 4Q 2011 | Non-GAAP EPS: 3Q 2011



$68
1.5%
$69
Consensus
Actual
$82
(15 – 17%)
$68 – 70
Consensus
Guidance
$0.13
($0.03)
$0.10
Consensus
Actuals

Commentary

- Q3 2011 sales of $69MM in line with management guidance of $68-70MM and Street consensus of $68MM
- Non-GAAP income from operations margin decreased to 26% from 34% in Q3 2010, due to several factors:
  - Increased staff and related office expenses associated with Cardinal's business expansion, additional costs associated with new online business channels (Baidu) and higher editorial costs related to expanded coverage of Cardinal's websites
- Cardinal guided to Q4 2011 sales of $68-70MM (15%-17% below Street estimates of $82MM), implying full-year 2011E sales of $236-238MM
- Cardinal expects continued operating margin pressure in Q4

Eagle

(US$ in millions)	3 months ended Sept 30 2010	3 months ended Sept 30 2011	% growth
Revenue	**$88.6**	**$109.3**	**23%**
Primary real estate agency services	39.2	40.2	3%
Secondary real estate brokerage services	4.9	4.4	(11%)
Revenues from Cardinal	43.7	64.1	47%
Non-GAAP income from operations	**23.2**	**7.2**	
Non-GAAP net income (Loss)	**13.2**	**(0.5)**	
Non-GAAP operating margin	*26.2%*	*6.6%*	
Non-GAAP net margin	*14.8%*	*(0.5%)*	

- 1-day share price reaction post quarterly earnings announcement:
  - Eagle: (4.5%)
  - NYSE: (0.6%)

Revenue: 3Q 2011, 4Q 2011 | Non-GAAP EPS: 3Q 2011



$100
9.8%
$109
Consensus
Actual
$138
(24 – 26%)
$102 - 104
Consensus
Guidance
$0.11
($0.12)
($0.01)
Consensus
Actuals

Commentary

- Q3 2011 sales of $109MM in line with management guidance of $108-110MM and above Street consensus of $100MM
- Primary agency achieved growth in Gross Floor Area (GFA) sold and value of new properties sold of 19% and 25% y/y, respectively; however, average sell-through rate remained low resulting in y/y revenue growth of 3%
- Secondary brokerage revenue declined 11% y/y mainly due to the decrease in real estate sales transaction volumes, partially offset by an increase in rental transaction volume
- Non-GAAP income from operations margin decreased to 7% from 26% in Q3 2010, due to several factors:
  - China real estate market downturn, increased staff and office expansion, additional costs associated with Cardinal's new online channels (Baidu) and amortization charges
- Eagle guided to Q4 2011 sales of $102-104MM (24-26% below Street consensus of $138MM), implying full-year 2011 sales of $386-388MM

Source: FactSet and Cardinal and Eagle 6-K for the period ended September 30, 2011

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4

Summary of financial analysis – implied equity value per share Cardinal Selected companies analysis Discounted cash flow analysis AV/EBIT CY12E: 5.0x – 7.0x P/E CY12E: 9.0x – 14.0x Discount rate range 16.0% – 20.0% Terminal EBIT multiple range 4.0x – 6.0x Implied equity value per share Assumptions Increased proposal: $4.48 (1) (1) Based upon increased proposal of 0.6 Eagle shares + $1.75/share in cash and Eagle stock price of $4.55 as of December 22, 2011. (2) Based upon original proposal of 0.6 Eagle shares + $1.60/share in cash and Eagle stock price of $4.55 as of December 22, 2011. (3) Cardinal share price as of December 22, 2011. Page 23 Page 21 Current price: $4.05 (3) Original proposal: $4.33 (2) $5.55 $5.57 $4.06 $4.49 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 $6.50

Summary of financial analysis – implied exchange ratios (Based upon $1.75 per share in cash) Low/High – High/Low Implied exchange ratio Historical exchange ratios (2) (1) Based upon increased proposal of 0.6 Eagle shares + $1.75/share in cash. For exchange ratio calculation, Cardinal’s reference range prices are reduced by $1.75/share cash component. (2) Represents range of Cardinal/Eagle closing share price exchange ratios since Cardinal's IPO on Oct 16, 2009. Proposal: 0.600x Reference range Cardinal High Low Eagle High Low 4.06 $7.60 5.17 $5.57 4.49 $10.31 7.15 Pages 21 & 36 Pages 23 & 38 $5.55 Selected companies analysis (1) DCF analysis (1) Low/Low & High/High Low/High – High/Low Low/Low & High/High 0.304x 0.447x 0.265x 0.370x 0.354x 0.735x 0.499x 0.534x 0.758x 0.382x 0.000x 0.200x 0.400x 0.600x 0.800x 1.000x

Illustrative transaction analysis

(US$MM)

Summary transaction dynamics

- Cardinal shareholders exchange current ownership (approx. 48%) in Cardinal for:
  - Cash consideration
  - Pro forma stake in Eagle (approx. 35%) including:
    - Ownership in Cardinal business (this page)
    - Ownership in Eagle ex-Cardinal business (see next page)



Based on current market (1)
$275
$316
$113
$203
47% of Cardinal (3)
35% of Cardinal (4)
+ Cash consideration (5)

Low (2) | High (2)



Based on discounted cash flow analysis
$309
$339
$113
$227
48% of Cardinal (3)
35% of Cardinal (4)
+ Cash consideration (5)
$392
$397
$113
$284
48% of Cardinal (3)
35% of Cardinal (4)
+ Cash consideration (5)
Based on selected companies analysis
$276
$317
$113
$204
47% of Cardinal (3)
35% of Cardinal (4)
+ Cash consideration (5)
$391
$396
$113
$283
48% of Cardinal (3)
35% of Cardinal (4)
+ Cash consideration (5)

■ Current minority share of Cardinal fully-diluted equity value (3) ■ Post- transaction minority share of Cardinal fully-diluted equity value (4) ■ Cash consideration (5)

(1) Based on Cardinal fully-diluted equity value of $583MM as of December 22, 2011.
(2) Based on low and high of range of fully-diluted equity values and prices per share implied by DCF and selected companies analysis and 75.9MM shares held by Eagle per schedule 13D/A dated November 1, 2011.
(3) Based on minority shareholders fully-diluted ownership assuming no transaction.
(4) Assumes minority shareholders pro forma fully-diluted ownership of 35% based on Eagle and Cardinal current fully-diluted shares outstanding of 80.3MM and 143.9MM, respectively, as of December 22, 2011 and 75.9MM shares held by Eagle per Schedule 13D/A dated November 1, 2011.
(5) Based on cash component of increased proposal of $1.75/share and 140.3MM Cardinal primary shares outstanding per 6-K for the period ended September 30, 2011.

Confidential
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Illustrative transaction analysis (continued) Based on discounted cash flow analysis (1) (2) Based on selected companies analysis Terminal NTM EBIT multiple range 3.5 – 5.5x Discount rate range 18.0 – 22.0% Eagle consolidated CY12E EBIT multiple range 4.5 – 6.5x Eagle consolidated (1) Based on present value of unlevered free cash flows from Q4'11E through CY2015E and terminal value as of December 31, 2015. Present value as of September 30, 2011. Assumes mid-period cash flow conversion. (2) Assumes net cash of $59MM based on excess of Eagle cash of $354MM per Eagle 6-K for the period ended September 30, 2011 over Cardinal net cash of $290MM per Cardinal 6-K for the period ended September 30, 2011, less minority interest not attributable to Cardinal of $5MM, less cash consideration of $113MM to Cardinal minority holders payable under the transaction. (3) Assumes minority shareholders pro forma fully-diluted ownership of 35% based on Eagle and Cardinal current fully-diluted shares outstanding of 80.3MM and 143.9MM, respectively, as of December 22, 2011 and 75.9MM shares held by Eagle per Schedule 13D/A dated November 1, 2011. Implied Eagle ex-Cardinal FD equity value excluding cash consideration of $113MM to Cardinal minority holders: (US$MM) Illustrative Eagle 35% of CY12E ex-Cardinal 100% of Implied Eagle ex-Cardinal FD implied FD EBIT multiple CY12E EBIT Aggregate value Equity value (2) equity value (3) 2.0x $36.1 $72 $19 $7 3.0x $36.1 108 55 19 4.0x $36.1 144 91 32 5.0x $36.1 181 127 44 6.0x $36.1 217 163 57 (US$MM) Illustrative terminal NTM Illustrative discount rate EBIT multiple 17.0% 19.0% 21.0% 23.0% 2.0x 100% of implied FD equity value $175 $161 $149 $138 35% of implied FD equity value (3) 61 56 52 48 4.0x 291 270 250 232 102 94 87 81 6.0x 408 378 351 326 142 132 122 114

2. Cardinal valuation analysis

A. Trading and financial overview

Historical and projected financial performance Cardinal Revenue Revenue growth from 2011E – 2013E driven by continued expansion of online channels to increase revenue from online advertising and improving overall environment In the out years, growth is expected to normalize assuming no further policy tightening from the government Expenses Cost of revenues and SG&A expenses as a percentage of revenue are expected to decrease over time as Cardinal scales revenue. Management thinks the company has been undergoing an expansionary stage between 2010 and 2011 for the online business and does not expect significant additional input into the business after they have established the business (US$MM, except per share amounts) Cardinal quarterly financial performance Cardinal annual financial performance FY2010A FY2011E Calendar year Mar-10A Jun-10A Sep-10A Dec-10A Mar-11A Jun-11A Sep-11A Dec-11E LTM NTM 2010A 2011E 2012E 2013E 2014E 2015E 2016E Revenue $27.2 $37.4 $47.2 $62.4 $42.0 $57.2 $69.2 $68.4 $230.8 $275.2 $174.2 $236.8 $290.8 $333.1 $373.1 $402.9 $431.1 Gross profit 24.1 30.6 38.3 51.6 34.3 45.1 53.8 51.6 184.8 217.1 144.6 184.8 229.7 264.5 298.5 322.3 344.9 Non-GAAP EBIT 9.7 11.4 16.1 22.0 5.8 15.3 17.8 5.8 61.0 63.2 59.2 44.8 69.2 85.7 97.0 104.8 112.1 EBITDA 11.5 13.1 17.5 23.2 7.8 16.3 21.6 11.0 68.8 80.0 65.2 56.6 90.9 106.5 111.1 111.6 119.0 Non-GAAP net income 10.0 15.9 15.0 17.5 7.1 13.7 14.9 4.7 53.2 56.1 58.5 40.4 61.4 74.1 83.5 89.9 96.0 Non-GAAP net income to Cardinal s/h 10.3 15.9 14.9 17.3 7.0 13.4 14.1 4.1 51.9 54.1 58.4 38.7 59.3 70.9 79.8 85.9 91.7 Non-GAAP EPS $0.07 $0.11 $0.10 $0.12 $0.05 $0.09 $0.10 $0.03 $0.36 $0.38 $0.40 $0.27 $0.41 $0.48 $0.53 $0.56 $0.59 Average shares 145.8 145.7 146.1 147.1 146.4 145.0 142.3 141.3 145.2 142.8 146.2 143.7 143.3 146.5 149.7 152.9 156.2 Margins Gross profit 89% 82% 81% 83% 82% 79% 78% 76% 80% 79% 83% 78% 79% 79% 80% 80% 80% Non-GAAP EBIT 36% 31% 34% 35% 14% 27% 26% 9% 26% 23% 34% 19% 24% 26% 26% 26% 26% EBITDA 42% 35% 37% 37% 19% 28% 31% 16% 30% 29% 37% 24% 31% 32% 30% 28% 28% Tax rate 10% NM 13% 21% 4% 13% 20% 13% 17% 16% 8% 14% 15% 17% 17% 17% 17% Non-GAAP net income to Cardinal s/h 38% 42% 32% 28% 17% 23% 20% 6% 22% 20% 34% 16% 20% 21% 21% 21% 21% Growth rates Revenue Y/Y - - - - 55% 53% 46% 10% - 19% 82% 36% 23% 15% 12% 8% 7% Revenue Q/Q - 38% 26% 32% (33%) 36% 21% (1%) - - - - - - - - - Operating income Y/Y - - - - (40%) 34% 11% (74%) - 4% 26% (24%) 54% 24% 13% 8% 7% Operating income Q/Q - 18% 41% 37% (74%) 163% 16% (67%) - - - - - - - - - Source: Projections per Cardinal management. Note: Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges.

Financial performance by business segment Cardinal (1) Includes COHT beginning Q42009. Real estate consulting and information services China Online Housing Technology (COHT) (1) Represents revenue in US$ MM and yoy growth rate Represents revenue in US$ MM and yoy growth rate Other Services Represents revenue in US$ MM and yoy growth rate Total revenue 85% 53% 64% 49% 46% 49% 43% 32% 15% 14% 6% 13% 14% 11% 8% 14% 33% 30% 38% 40% 40% 49% 54% 41.3 23.2 27.2 37.4 47.2 62.4 42.0 57.2 US$ MM 33% 10% 57% 69.2 35% 46% 203% 53% 55% 51% 104% 96% 123% 3Q2009 4Q2009 1Q2010 2Q2010 3Q2010 4Q2010 1Q2011 2Q2011 3Q2011 Real estate consulting and information services Other services COHT Growth rate (yoy) 20 22 30 23 18 18 22 17 18 35% 59% 4% -1% 38% 10% 67% 18% 4% 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 6 7 7 3 8 4 6 2 5 580% 92% 24% 70% 10% 1020% 25% 33% 128% 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 14 25 40 10 31 21 19 8 14 99% 82% 116% 107% 148% 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11

Actual results vs. Wall Street analyst expectations Cardinal Actual revenue vs. analyst consensus estimates Actual non-GAAP fully diluted EPS vs. analyst consensus estimates ($MM) $0.01 (11.7%) 4.3% Source: FactSet and Cardinal public filings. Note: Consensus estimates represent I/B/E/S consensus estimates per FactSet, 20 days after announcement of prior quarter’s results unless otherwise noted. $0.00 3.4% $0.01 7.3% 4.6% 8.5% $0.00 ($0.02) 1.5% ($0.03) $0.18 $0.13 $0.07 $0.11 $0.10 $0.12 $0.05 $0.09 $0.10 NA NA NA $0.10 $0.09 $0.12 $0.07 $0.09 $0.13 $0.00 $0.04 $0.08 $0.12 $0.16 $0.20 $0.24 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11 Consensus Actual $23.1 $41.3 $27.2 $37.4 $47.2 $62.4 $42.0 $57.2 $69.2 NA NA $30.8 $36.1 $45.2 $57.5 $40.3 $53.3 $68.2 $0 $20 $40 $60 $80 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11

Summary of analyst estimates

Cardinal

Current

($MM, except per share amounts)

								Non-GAAP									
		Revenue				EBIT				Net income				EPS			
Date	Company	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E
11/23/11	William Blair	$68	$237	$293	$353	$11	$50	$70	$88	$9	$44	$60	$72	$0.06	$0.30	$0.42	$0.49
11/23/11	Credit Suisse	62	231	294	335	-	-	-	-	8	43	61	73	0.06	0.30	0.42	0.51
11/22/11	Jefferies	69	237	276	313	8	47	67	78	9	44	60	69	0.06	0.30	0.42	0.48
11/22/11	Oppenheimer	68	237	285	330	11	50	64	79	9	44	58	69	0.07	0.31	0.42	0.49
	Median	$68	$237	$289	$332	$11	$50	$67	$79	$9	$44	$60	$71	$0.06	$0.30	$0.42	$0.49
	Mean	67	235	287	333	10	49	67	82	9	43	60	71	0.06	0.30	0.42	0.49
	Cardinal Case	$68	$237	$291	$333	$6	$45	$69	$86	$4	$39	$59	$71	$0.03	$0.27	$0.41	$0.48

Source: Analyst estimates per Wall Street analyst research and FactSet.

Prior to Q3'11 earnings announcement

($MM, except per share amounts)

								Non-GAAP									
		Revenue				EBIT				Net income				EPS			
Date	Company	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E
10/17/11	William Blair	$82	$251	$327	-	$31	$75	$103	-	$27	$67	$90	-	$0.19	$0.46	$0.61	-
10/13/11	UBS	-	211	273	-	-	55	94	-	-	80	110	-	-	0.52	0.71	-
09/05/11	BofA ML	-	256	306	$334	-	31	39	$40	-	25	34	$31	-	0.17	0.22	$0.20
08/22/11	Oppenheimer	81	250	309	-	-	66	97	-	-	63	88	-	0.18	0.44	0.60	-
08/18/11	Credit Suisse	-	254	294	310	-	-	-	-	-	67	75	82	-	0.47	0.53	0.57
08/17/11	Jefferies	-	239	287	330	-	68	90	104	-	67	87	99	-	0.47	0.60	0.69
	Median (1)	$82	$250	$300	$330	$31	$67	$96	$104	$27	$67	$88	$91	$0.19	$0.47	$0.60	$0.63
	Mean (1)	82	243	299	325	31	66	96	104	27	69	90	91	0.19	0.47	0.61	0.63

Source: FactSet and Wall Street analyst research.

Note: UBS discontinued coverage effective October 13, 2011.

(1) GAAP numbers (shown in dotted line) are not included in median and mean.

GAAP

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Analyst ratings and commentary

Cardinal

	Current						Prior to Q3'11 earnings release		
			Price	Implied premium/(discount) to				Price	
Company	Date	Rating	target	current price [1]	current proposal [2]	Valuation methodologies	Rating	target	Valuation methodologies
William Blair	11/23/11	Market perform	-	NA	NA	Non-GAAP EPS (no price target)	Outperform	NA	Non-GAAP EPS (no price target)
Credit Suisse	11/23/11	Restricted	$6.20	53%	36%	Non-GAAP EPS (price target implies 14.8x 2012 non-GAAP EPS)	Outperform	$8.00	Non-GAAP EPS (price target implied 15.1x 2012 non-GAAP EPS)
Jefferies	11/22/11	Buy	6.10	51%	36%	Based on Eagle's target price derived using 14x 2012 non-GAAP EPS and deal terms	Buy	9.00	15.0x 2012 non-GAAP EPS
Oppenheimer	11/22/11	Outperform	-	NA	NA	Non-GAAP EPS (no price target)	Outperform	10.00	11.8x 2012 non-GAAP EPS + $2.22 cash/share
UBS	10/13/11	Buy	$12.70	214%	183%	DCF	Buy	12.70	DCF
Bank of America Merrill Lynch	09/05/11	Underperform	5.20	28%	16%	DCF based on 10.7% discount rate and terminal growth of 3%	Underperform	5.20	DCF based on 10.7% discount rate and terminal growth of 3%
Mean			$6.15	52%	37%			$8.98	
Median			6.15	52%	37%			9.00	

Source: Wall Street analyst research and FactSet.

Note: UBS discontinued coverage effective October 13, 2011.

Dotted line represents Cardinal Q3 earnings announcement. Current mean and median exclude pre Q3 earnings release reports.

(1) Based on Cardinal share price of $4.05 as of December 22, 2011.

(2) Based on Eagle share price of $4.55 as of December 22, 2011.

"**Given the ownership structure of Cardinal and the unlikelihood for another suitor to emerge, we expect the transaction to go through**. While final closing will likely take a few more months, approval of the deal by Cardinal's special committee and signing of the definitive agreement could come in the next few weeks."

"The **online advertising segment appears to have remained healthy** and should continue to deliver solid growth in the fourth quarter and beyond. The **main drivers to our lowered earnings expectations were the slowdown of the offline segment** (especially consulting), and **higher spending** leading to lower-than-expected operating leverage." *- William Blair (November 23, 2011)*

"We **cut our earnings forecast as the outlook is worse-than-expected**: 1) Due to the **depressed land market**, management expects nearly zero consulting revenue in 4Q11. 2) **Cost base will remain high** as Cardinal will not scale back. 3) **Online ad revenue growth will likely slow** as developers may cut back on ad spending due to diminishing hopes for a quick transaction volume rebound."

- Jefferies (November 22, 2011)

"Cardinal's **online business continued to carry momentum** in 3Q11. Revenues grew 107% y/y to $39.5M (vs. $19.1M in 3Q10) **on the back of its organic expansion, its growing home-furnishing channel and additional services including Baidu Leju**. However, this prolonged market downturn finally started to affect developers' demand for online advertising. Therefore, mgmt lowered 4Q revenue expectations in the sector." *- Oppenheimer (November 22, 2011)*

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Historical trading performance since IPO Cardinal Share price (US$) Volume (000s) E E E E E E E E Source: FactSet. Note: denotes earnings announcement. E E Since Oct 28, 2011 16-Oct-09 22-Jan-10 3-May-10 10-Aug-10 18-Nov-10 25-Feb-11 3-Jun-11 13-Sep-11 22-Dec-11 .00 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Volume Price Average Statistics Period Price Volume (000s) Current (12/22/2011) $4.05 43 Day prior to announcement (10/27/2011) 5.40 229 Last 5 days 4.14 72 Last 10 days 4.07 100 Last 30 days 4.58 156 Last 60 days 4.79 122 Last 90 days 4.92 98 Last 6 months 5.33 144 Since 01/01/2011 6.36 166 Since IPO (10/16/2009) 8.26 252 28-Oct-11 15-Nov-11 2-Dec-11 22-Dec-11 $3.00 $4.00 $5.00 $6.00 $7.00 0 250 500 750 1,000 Current price (12/22/11) $4.05 Closing high price (10/20/09) 16.25 Closing low price (10/7/11) 3.75 Average volume (000s) 252

Source: FactSet. Note: Other Online Real Estate Services include Move and Rightmove. Offline Real Estate Services include CBRE Group, CoStar Group, Hopefluent Group Holdings, Jones Lang LaSalle, Midland Holdings and Savills. Since Cardinal IPO on Oct 16, 2009 Cardinal (71%) NASDAQ 21% Other Online Real Estate Services 28% Offline Real Estate Services 13% Eagle (79%) (58%) (2%) 3% (25%) (70%) Since Jan 1, 2011 SFUN (24%) Relative trading performance Cardinal NYSE 5% (6%) 1-Jan-11 11-Mar-11 23-May-11 2-Aug-11 12-Oct-11 22-Dec-11 20 40 60 80 100 120 140 Stock price returns Since IPO (10/16/2009) Since 01/01/2010 Since 01/01/2011 Since 10/28/2011 Cardinal (71%) (63%) (58%) (25%) Eagle (79%) (75%) (70%) (46%) NASDAQ Comp. 21% 15% (2%) (5%) NYSE Comp. 5% 4% (6%) (5%) SouFun NA NA (24%) 2% Other Online Real Estate Services 28% 67% 3% (12%) Offline Real Estate Services 13% 9% (25%) (4%) 16-Oct-09 22-Jan-10 3-May-10 10-Aug-10 18-Nov-10 25-Feb-11 3-Jun-11 13-Sep-11 22-Dec-11 0 20 40 60 80 100 120 140 160 180 Cardinal Eagle NASDAQ Comp. NYSE Comp. Other Online Real Estate Services Offline Real Estate Services

B. Selected companies analysis

Selected companies trading statistics
Cardinal

(US$MM, except per share amounts)

	Trading performance			FD capitalization		FD aggregate value /						Price /		
	Stock	Disc. / Prem.		Equity	Aggr.	Revenue			EBIT			EPS		
	price	to LTM		market	market									
Company	12/22/11	High	Low	value	value	CY11	CY12	CY13	CY11	CY12	CY13	CY11	CY12	CY13
Cardinal (Street)	$4.05	(58%)	8%	$583	$293	1.2x	1.0x	0.9x	6.0x	4.4x	3.6x	13.4x	9.6x	8.2x
Eagle (Street)	4.55	(72%)	7%	365	283	0.7x	0.6x	0.5x	19.2x	4.2x	2.5x	NM	8.0x	5.6x
China Online Real Estate Serivces														
SouFun Holdings Ltd.	$13.66	(49%)	49%	$1,131	$1,162	3.4x	2.8x	2.3x	8.2x	7.1x	5.7x	9.9x	8.2x	6.6x
Other Online Real Estate Services														
Rightmove PLC	$19.04	(16%)	64%	$2,224	$2,196	14.5x	12.7x	11.3x	21.1x	18.0x	15.9x	26.8x	22.5x	18.9x
Move Inc.	6.34	(44%)	21%	246	213	1.1x	1.1x	1.1x	17.3x	19.1x	10.2x	29.8x	19.0x	14.4x
Median		(30%)	43%			7.8x	6.9x	6.2x	19.2x	18.5x	13.0x	28.3x	20.8x	16.6x
Mean		(30%)	43%			7.8x	6.9x	6.2x	19.2x	18.5x	13.0x	28.3x	20.8x	16.6x
Offline Real Estate Services														
CBRE Group Inc	$15.41	(48%)	21%	$5,103	$7,082	1.2x	1.1x	1.0x	11.0x	9.1x	8.0x	15.2x	12.1x	9.8x
Jones Lang LaSalle Inc.	61.15	(43%)	30%	2,738	3,538	1.0x	0.9x	0.9x	12.5x	10.5x	9.2x	13.6x	11.1x	10.1x
CoStar Group Inc. (1)	66.52	(9%)	42%	1,711	1,128	4.5x	4.1x	3.7x	60.5x	25.4x	NA	NM	59.9x	44.3x
Savills PLC	5.02	(28%)	27%	666	601	0.5x	0.5x	0.5x	6.5x	6.0x	5.4x	11.4x	10.4x	9.1x
Midland Holdings Ltd.	0.51	(44%)	33%	369	192	0.4x	0.4x	0.4x	3.9x	4.3x	5.0x	9.3x	9.3x	9.5x
Hopefluent Group Holdings Ltd.	0.17	(70%)	8%	80	52	0.3x	0.2x	0.2x	1.5x	1.3x	1.1x	2.8x	2.5x	2.1x
Median		(44%)	29%			0.8x	0.7x	0.7x	8.8x	7.6x	5.4x	11.4x	10.8x	9.7x
Mean		(40%)	27%			1.3x	1.2x	1.1x	16.0x	9.4x	5.7x	10.5x	17.5x	14.2x
Overall Median		(44%)	30%			1.1x	1.1x	1.0x	11.0x	9.1x	6.9x	12.5x	11.1x	9.8x
Overall Mean		(39%)	33%			3.0x	2.7x	2.4x	15.8x	11.2x	7.6x	14.8x	17.2x	13.9x

Source: Selected companies statistics based on I/B/E/S consensus estimates and Wall Street research.

(1) CoStar not pro forma for acquisition of LoopNet announced on Apr 27, 2011. The transaction has not yet closed.

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NTM AV / EBIT Historical market multiples Cardinal NTM P / E (1) LoopNet multiples until announcement of acquisition by CoStar on April 27, 2011. 12/22/11 12/22/11 (1) – 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x 1/1/08 5/25/08 10/17/08 3/11/09 8/3/09 12/26/09 5/20/10 10/12/10 3/6/11 7/29/11 12/21/11 – 20.0x 40.0x 60.0x 80.0x 1/1/08 5/25/08 10/17/08 3/11/09 8/3/09 12/26/09 5/20/10 10/12/10 3/6/11 7/29/11 12/21/11 Cardinal Eagle SouFun CoStar LoopNet Multiples Cardinal Eagle SouFun CoStar LoopNet (1) Low Avg. High Low Avg. High Low Avg. High Low Avg. High Low Avg. High Since 01/01/2008 NA NA NA 5.0x 13.7x 33.2x NA NA NA 18.0x 45.0x 80.9x 9.4x 31.9x 59.5x Since 01/01/2009 NA NA NA 5.1x 13.9x 28.4x NA NA NA 18.0x 48.3x 80.9x 12.4x 37.3x 59.5x Since 01/01/2010 6.7x 14.3x 23.4x 5.1x 11.7x 17.6x NA NA NA 37.4x 55.6x 80.9x 35.2x 44.7x 59.5x Since 01/01/2011 6.7x 11.2x 15.8x 5.1x 9.8x 13.8x 5.5x 13.5x 22.3x 49.6x 61.2x 80.9x 35.2x 47.1x 59.5x Multiples Cardinal Eagle SouFun CoStar LoopNet (1) Low Avg. High Low Avg. High Low Avg. High Low Avg. High Low Avg. High Since 01/01/2008 NA NA NA 2.5x 9.6x 22.6x NA NA NA 7.7x 19.3x 37.9x 4.0x 12.8x 22.7x Since 01/01/2009 NA NA NA 3.5x 10.0x 19.5x NA NA NA 7.8x 20.2x 37.9x 5.0x 14.4x 22.7x Since 01/01/2010 2.8x 12.4x 24.8x 3.5x 8.9x 13.5x NA NA NA 13.4x 23.1x 37.9x 12.3x 17.2x 22.7x Since 01/01/2011 2.8x 6.9x 12.2x 3.5x 7.3x 11.5x 4.6x 10.3x 15.6x 13.4x 24.2x 37.9x 14.1x 18.3x 22.7x

Selected companies valuation analysis
Cardinal

(US$MM, except per share amounts)

	Cardinal	Cardinal		Selected multiple range			Implied Cardinal preliminary value								
							FD aggregate value			FD equity value [3]			Equity value per share [4]		
	Case	Unaffected [1]	Current [2]	Low	-	High	Low	-	High	Low	-	High	Low	-	High
CY12E EBIT	$69.2	5.2x	4.4x	5.0x	-	7.0x	$346	-	$484	$636	-	$775	$4.40	-	$5.30
CY12E EPS	$0.41	8.9x	9.6x	9.0x	-	14.0x	$243	-	$559	$533	-	$849	$3.72	-	$5.79

Implied reference range (mean)	**$4.06**	**-**	**$5.55**
Implied premium / (discount) to proposal (Dec 22, 2011) of $4.48 [5]	*(9%)*	*/*	*24%*
Implied premium / (discount) to current price (Dec 22, 2011) of $4.05	*0%*	*/*	*37%*
Implied FD equity value [4]	$585		$812
Implied FD aggregate value [3]	294		522

(1) As of October 27, 2011 based on Wall Street consensus estimates.
(2) As of December 22, 2011 based on Wall Street consensus estimates.
(3) Based on Cardinal net cash of $290.2MM per Cardinal 6-K for the period ended September 30, 2011.
(4) Based on Cardinal primary shares outstanding of 140.3MM per 6-K for the period ended September 30, 2011, and restricted stock of 0.2MM and options table as of November 10, 2011 provided by Eagle management.
(5) Based on $1.75 of cash and fixed exchange ratio of 0.6 Eagle shares per Cardinal share at Eagle price of $4.55 as of December 22, 2011.

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C. Discounted cash flow analysis

DCF analysis

Cardinal

(US$MM, except per share amounts)

	Cardinal Case						CAGR
	Q4 2011E	CY2012E	CY2013E	CY2014E	CY2015E	CY2016E (Terminal Yr.)	12E - 16E
Revenue	$68.4	$290.8	$333.1	$373.1	$402.9	$431.1	10%
% Y-o-Y Growth	*10%*	*23%*	*15%*	*12%*	*8%*	*7%*	
EBITDA	11.0	90.9	106.5	111.1	111.6	119.0	7%
% Margin	*16%*	*31%*	*32%*	*30%*	*28%*	*28%*	
EBIT [1]	5.8	70.9	87.4	98.7	106.4	113.8	13%
% Margin	*9%*	*24%*	*26%*	*26%*	*26%*	*26%*	
Tax effect	0.8	10.6	14.9	16.8	18.1	19.3	
Tax Rate	*13%*	*15%*	*17%*	*17%*	*17%*	*17%*	
NOPAT	5.1	60.2	72.5	81.9	88.3	94.4	12%
Plus: Depreciation	5.1	20.1	19.1	12.5	5.2	5.2	
Less: Capital expenditures	(5.0)	(22.9)	(27.0)	(17.4)	(12.1)	(12.1)	
Less: Working capital increase	0.3	(18.6)	(14.6)	(13.8)	(10.3)	(9.7)	
Unlevered free cash flow	**$5.5**	**$38.8**	**$50.1**	**$63.2**	**$71.2**	**$77.8**	19%
% Growth	-	-	*29%*	*26%*	*13%*	*9%*	

	Illustrative present value								
Discount rate:	16.0%			18.0%			20.0%		
Terminal NTM EBIT multiple:	4.0x	5.0x	6.0x	4.0x	5.0x	6.0x	4.0x	5.0x	6.0x
PV of unlevered FCF (Q4 2011E - CY2015E)	$162	$162	$162	$156	$156	$156	$150	$150	$150
PV of terminal value (CY2016E & beyond)	242	303	363	225	281	338	210	262	314
% of aggregate value in terminal value	*60%*	*65%*	*69%*	*59%*	*64%*	*68%*	*58%*	*64%*	*68%*
Implied aggregate value	404	464	525	381	437	493	359	412	464
Less: Net debt/(cash) [2]	(290)	(290)	(290)	(290)	(290)	(290)	(290)	(290)	(290)
Implied equity value	694	754	815	671	727	783	650	702	754
Implied price per share [3]	**$4.78**	**$5.17**	**$5.57**	**$4.62**	**$4.99**	**$5.36**	**$4.49**	**$4.83**	**$5.17**
Premium/(discount) to current [4]	*18%*	*28%*	*37%*	*14%*	*23%*	*32%*	*11%*	*19%*	*28%*

Source: Projections per Cardinal management.

Note: Present value assumes mid-year convention. Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges.

(1) Includes other income/expenses.

(2) Based on Cardinal 6-K for the period ended September 30, 2011.

(3) Based on Cardinal primary shares outstanding of 140.3MM per 6-K for the period ended September 30, 2011, and restricted stock of 0.2MM and options table as of November 10, 2011 provided by Eagle management.

(4) Based on Cardinal stock price of $4.05 as of December 22, 2011.

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3. Eagle valuation analysis

A. Trading and financial overview

Historical and projected financial performance

Eagle

(US$MM, except per share amounts)

	Eagle quarterly financial performance								Eagle annual financial performance								
	FY2010A				FY2011E						Calendar year						
	Mar-10A	Jun-10A	Sep-10A	Dec-10A	Mar-11A	Jun-11A	Sep-11A	Dec-11E	LTM	NTM	2010A	2011E	2012E	2013E	2014E	2015E	2016E
Revenue	$71.4	$71.2	$88.6	$125.2	$83.3	$91.6	$109.3	$107.0	$409.4	$475.4	$356.5	$391.2	$507.1	$592.5	$671.1	$739.2	$790.9
Gross profit	54.6	50.9	64.8	92.8	58.6	59.9	65.7	63.1	277.0	319.5	263.1	247.3	346.0	409.7	470.1	518.3	554.6
Non-GAAP EBIT	25.6	15.6	23.2	36.8	10.3	7.3	7.2	(15.1)	61.6	66.5	101.2	9.7	85.4	125.8	159.9	184.7	197.6
EBITDA	28.3	19.8	25.9	38.2	12.0	7.6	7.7	(8.0)	65.5	93.2	112.2	19.3	114.7	155.8	184.5	201.6	214.9
Non-GAAP net income	22.9	21.3	20.8	28.8	10.5	7.8	5.3	(14.4)	52.4	56.4	93.9	9.2	75.4	105.6	131.1	149.8	159.9
Non-GAAP net income to Eagle s/h	17.8	13.9	13.2	20.9	7.5	2.3	(0.5)	(16.4)	30.2	28.0	65.8	(7.1)	45.3	66.9	87.7	102.8	109.6
Non-GAAP EPS	$0.22	$0.17	$0.16	$0.26	$0.09	$0.03	($0.01)	($0.21)	$0.37	$0.35	$0.81	($0.09)	$0.57	$0.83	$1.07	$1.24	$1.31
Average shares	81.1	81.1	81.3	81.7	81.6	81.4	79.1	79.3	80.9	79.8	81.3	80.4	80.0	81.0	82.0	83.0	84.0
Margins																	
Gross profit	*76%*	*71%*	*73%*	*74%*	*70%*	*65%*	*60%*	*59%*	*68%*	*67%*	*74%*	*63%*	*68%*	*69%*	*70%*	*70%*	*70%*
Non-GAAP EBIT	*36%*	*22%*	*26%*	*29%*	*12%*	*8%*	*7%*	*(14%)*	*15%*	*14%*	*28%*	*2%*	*17%*	*21%*	*24%*	*25%*	*25%*
EBITDA	*40%*	*28%*	*29%*	*31%*	*14%*	*8%*	*7%*	*(7%)*	*16%*	*20%*	*31%*	*5%*	*23%*	*26%*	*27%*	*27%*	*27%*
Tax rate	*17%*	*NM*	*18%*	*22%*	*3%*	*NM*	*NM*	*NM*	*9%*	*24%*	*14%*	*NM*	*18%*	*20%*	*21%*	*22%*	*22%*
Non-GAAP net income to Eagle s/h	*25%*	*19%*	*15%*	*17%*	*9%*	*2%*	*(0%)*	*(15%)*	*7%*	*6%*	*18%*	*(2%)*	*9%*	*11%*	*13%*	*14%*	*14%*
Growth rates																	
Revenue Y/Y	-	-	-	-	*17%*	*29%*	*23%*	*(15%)*	-	*16%*	*19%*	*10%*	*30%*	*17%*	*13%*	*10%*	*7%*
Revenue Q/Q	-	*(0%)*	*24%*	*41%*	*(33%)*	*10%*	*19%*	*(2%)*	-	-	-	-	-	-	-	-	-
Operating income Y/Y	-	-	-	-	*(60%)*	*(53%)*	*(69%)*	*NM*	-	*8%*	*(17%)*	*(90%)*	*783%*	*47%*	*27%*	*16%*	*7%*
Operating income Q/Q	-	*(39%)*	*49%*	*58%*	*(72%)*	*(29%)*	*(1%)*	*NM*	-	-	-	-	-	-	-	-	-

Source: Projections per Eagle management.
Note: Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges.

Revenue

- Eagle is expecting 10% revenue growth in 2011E vs. 19% in 2010E and 36% 2011E revenue growth for Cardinal. This is largely due to the underperformance of Eagle's primary and secondary brokerage businesses given the current adverse conditions in the China real estate market
- Eagle expects improved revenue growth in 2012E and 2013E due to expected improvement in the China real estate market
- Growth rates are expected to stabilize as the China real estate market and Cardinal revenue growth normalize

Expenses

- Cost of revenues and SG&A expenses as a percentage of revenue are expected to decrease over time as Eagle scales revenue and cuts expenses, leading to improving non-GAAP EBIT and net income margins
  - Eagle has been closing non-profitable shops for the brokerage business in an effort to cut expenses
  - Eagle also expects to see improvements in expenses as the company secures contracts at better terms with real estate developers

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Historical and projected financial performance Eagle excluding Cardinal Revenue Eagle ex-Cardinal business primarily driven by primary agency business (~90% of revenue). Secondary agency business will continue to account for a small part of Eagle's non-Cardinal business 2011 expected to be a trough year in Eagle brokerage business, including weak Q4 (typically a very strong quarter) Government policy tightening Credit tightening – longer mortgage approvals delay closings (3.5MM square meters in Gross Floor Area (GFA) sold during Q1-Q3 2011 has not been recognized as revenue) Revenue growth in 2012 based upon: Stronger GFA pipeline (currently ~45MM square meters) Improving commission dynamics Potential for further upside depending on market environment EBIT In 2011, margins are expected to bottom out given the cyclicality of the real estate sector and continued macro tightening Eagle ex-Cardinal revenue breakdown Commentary Eagle ex-Cardinal selected operating data 2010 2011 Primary RE Agency Services Secondary RE Brokerage Services Other Services 27 Confidential (US$MM) 2008A 2009A 2010A 2011E 2012E 2013E 2014E 2015E 2016E Revenue $104.4 $212.6 $196.8 $173.0 $236.2 $280.4 $320.0 $359.5 $384.3 % growth (7%) 104% (7%) (12%) 37% 19% 14% 12% 7% Non-GAAP EBIT $22.7 $83.3 $56.4 ($16.5) $36.1 $61.1 $84.9 $103.1 $110.0 % margin 22% 39% 29% (10%) 15% 22% 27% 29% 29% Source: Projections per Eagle management. Note: Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges. (US$MM, unless otherwise noted) 2006A 2007A 2008A 2009A 2010A LTM Primary real estate agency service GFA of new properties sold (1) 1,955 3,985 4,115 11,098 11,935 13,438 % growth 52% 104% 3% 170% 8% 18% Value of new properties sold 2,037 3,929 4,478 12,732 15,791 18,691 % growth 51% 93% 14% 184% 24% 37% Source: Eagle public filings. (1) Total Gross Floor Area in thousands of square meters. $47 $37 $45 $67 $45 $39 $45 Q1 Q2 Q3 Q4 Q1 Q2 Q3 90% 85% 87% 89% 87% 85% 89% 9% 13% 11% 10% 12% 14% 10% Implied GFA of new properties sold in 2012 (in 000s of square meters) % of GFA Sell-through rate delayed 30% 35% 40% 45% 50% 0% 15,500 17,500 19,500 21,500 23,500 5% 14,900 16,800 18,700 20,600 22,500 10% 14,300 16,100 17,900 19,700 21,500 15% 13,700 15,400 17,100 18,800 20,500 20% 13,100 14,700 16,300 17,900 19,500 Note: Assumes 3.5MM square meters of GFA delayed as of September 30, 2011 will be recognized in 2012 and GFA pipeline of 40MM square meters per Q3 2011 earnings call.

Actual results vs. Wall Street analyst expectations Eagle Actual revenue vs. analyst consensus estimates Actual non-GAAP fully diluted EPS vs. analyst consensus estimates ($MM) 4.7% 5.6% 7.2% 10.2% 7.4% ($0.02) 9.1% 12.9% 7.5% $0.00 ($0.01) ($0.05) ($0.01) Source: FactSet and Cardinal public filings. Note: Consensus estimates represent I/B/E/S consensus estimates per FactSet, 20 days after announcement of prior quarter’s results unless otherwise noted. 9.8% ($0.12) $0.46 $0.42 $0.22 $0.17 $0.16 $0.25 $0.09 $0.03 NA NA NA $0.17 $0.17 $0.30 $0.11 $0.04 $0.11 ($0.01) ($0.05) $0.05 $0.15 $0.25 $0.35 $0.45 $0.55 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11 Consensus Actual $86.2 $117.1 $71.4 $71.2 $88.6 $125.2 $83.3 $91.6 $109.3 $79.0 $103.7 $66.4 $67.4 $80.4 $116.5 $79.5 $85.5 $99.6 $0 $25 $50 $75 $100 $125 $150 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11

Summary of analyst estimates

Eagle

Current

($MM, except per share amounts)

						Non-GAAP											
		Revenue				EBIT				Net Income				EPS			
Date	Company	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E
11/29/2011	Goldman Sachs	$103	$387	$549	$622	-	-	-	-	($19)	($10)	$44	$66	-	($0.12)	$0.55	$0.82
11/23/2011	William Blair	103	387	521	679	$2	$27	$65	-	2	11	42	61	$0.03	0.14	0.53	0.75
11/23/2011	Deutsche Bank	100	384	505	625	-	-	-	-	(17)	(8)	40	70	-	(0.09)	0.50	0.87
11/23/2011	Credit Suisse	100	385	529	625	-	-	-	-	(2)	7	55	71	-	0.09	0.68	0.86
11/23/2011	Bank of America Merill Lynch	127	411	511	594	-	-	-	-	2	11	57	67	-	0.14	0.71	0.83
11/22/2011	Oppenheimer	103	388	472	555	(22)	3	69	$112	(21)	(11)	37	64	(0.26)	(0.14)	0.47	0.81
11/22/2011	Jefferies	101	385	463	534	-	-	-	-	(15)	(6)	42	61	-	(0.07)	0.53	0.76
	Median	$103	$387	$511	$622	($10)	$15	$67	$112	($15)	($6)	$42	$66	($0.12)	($0.07)	$0.53	$0.82
	Mean	105	390	507	605	(10)	15	67	112	(10)	(1)	45	66	(0.12)	(0.01)	0.57	0.81
	Eagle Case	$107	$391	$507	$593	($15)	$10	$85	$126	($16)	($7)	$45	$67	($0.21)	($0.09)	$0.57	$0.83

Source: Analyst estimates per Wall Street analyst research and FactSet.

Prior to Q3'11 earnings announcement

($MM, except per share amounts)

						Non-GAAP											
		Revenue				EBIT				Net Income				EPS			
Date	Company	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E	Q4 11E	FY11E	FY12E	FY13E
11/07/2011	T.H. Capital	$139	$423	$542	$639	-	$12	$20	$35	-	$38	$56	$72	$0.25	$0.47	$0.69	$0.88
10/27/2011	Oppenheimer	138	423	512	-	17	45	111	-	$3	14	57	-	0.03	0.18	0.70	-
09/09/2011	William Blair	125	409	554	-	29	66	149	-	14	35	93	-	0.18	0.43	1.13	-
08/22/2011	Bank of America Merill Lynch	-	421	547	673	-	-	-	-	-	29	70	112	-	0.36	0.85	$1.36
08/18/2011	Credit Suisse	-	407	502	573	-	-	-	-	-	53	77	92	-	0.64	0.94	1.12
08/18/2011	Deutsche Bank	-	429	542	-	-	-	-	-	-	40	68	-	-	0.50	0.85	-
08/18/2011	Maxim Group	148	430	574	-	41	72	135	-	23	40	74	-	0.28	0.49	0.92	-
08/17/2011	Goldman Sachs	138	392	539	630	-	15	27	56	-	17	20	29	-	0.20	0.25	0.36
08/17/2011	Jefferies	-	397	467	541	-	24	55	86	-	39	58	77	-	0.48	0.72	0.96
	Median (1)	$138	$421	$542	$630	$29	$66	$135	NA	$14	$38	$70	$85	$0.22	$0.47	$0.85	$1.04
	Mean (1)	138	414	531	611	29	61	132	NA	13	35	69	88	0.19	0.44	0.85	1.08

Source: FactSet and Wall Street analyst research.
Note: (1) GAAP numbers (shown in dotted line) are not included in median and mean.

GAAP

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Analyst ratings and commentary

Eagle

	Current					Prior to Q3'11 earnings release		
Company	Date	Rating	Price target	Implied premium / (discount) to current price (1)	Valuation methodologies	Rating	Price target	Valuation methodologies
Goldman Sachs	11/29/11	Neutral	$6.02	32%	11.0x 2012 non-GAAP EPS	Neutral	$8.00	11.0x 2012 non-GAAP EPS
William Blair	11/23/11	Market perform	-	NA	Non-GAAP EPS (no price target)	Market perform	-	Non-GAAP EPS (no price target)
Maxim Group	11/23/11	Sell	5.00	10%	14.1x PF 2012 non-GAAP EPS	Hold	-	Non-GAAP EPS (no price target)
Deutsche Bank	11/23/11	Buy	9.50	109%	19.0x 2012 non-GAAP EPS	Buy	17.00	14.5x 2012 non-GAAP EPS
Credit Suisse	11/23/11	Restricted	-	NA	Non-GAAP EPS (no price target)	Outperform	8.10	10.0x 2012 non-GAAP EPS
Bank of America Merill Lynch	11/23/11	Buy	8.00	76%	11.3x 2012 non-GAAP EPS	Buy	9.20	11.0x 2012 non-GAAP EPS
Oppenheimer	11/22/11	Outperform	10.00	120%	11.9x 2012 non-GAAP EPS + $4.40 cash/share	Outperform	10.00	7.3x 2012 non-GAAP EPS + $4.87 cash/share
Jefferies	11/22/11	Buy	7.40	63%	14.0x 2012 non-GAAP EPS	Buy	10.80	15.0x 2012 non-GAAP EPS
T.H. Capital	11/03/11	Hold	-	NA	NA	-	-	NA
Mean			**$7.65**	**68%**			**$10.52**	
Median			**7.70**	**69%**			**9.60**	

Source: Wall Street analyst research and FactSet

Note: Dotted line represents Eagle Q3 earnings announcement. Current mean and median exclude pre Q3 earnings release reports.

(1) Based on Eagle share price of $4.55 as of December 22, 2011.

"We believe **the proposal is overall positive for Eagle from an earnings accretion and management efficiency enhancement** point of views. Although the proposal will not change the fundamentals of the businesses as Cardinal's brand name will be maintained for the information / consultancy products, **there is a clear synergy between the agency and information/consulting units**… the **less cyclical nature of the information/consulting businesses should help to cushion Eagle's more volatile real estate agency business**, particularly in the current uncertain market condition."

"**While we expect the next few quarters to remain challenging, we believe Eagle is well positioned for the long run**. The company has continued to expand its project pipeline and **expects to have more than 40 million square meters available for sale for 2012**. In addition, we believe the terms of the new projects signed under the current market environment are on average more favorable than the projects Eagle has been working on in recent quarters. **Given the scalable nature of the agency business, there is potential for operating leverage** once the market starts to recover, in our view."

- William Blair (November 23, 2011)

"By engaging in the property agency business, **Eagle asset-light model does not need to bear the risk of holding a land bank, but is still able to ride market upturns**, in our view… On the back of credit tightening, **mortgage applications have lengthened to up to three months** (from one to one-and-one half months). In many cases, Eagle can only recognize revenue upon 'successful sale', i.e. when banks release mortgage loan proceeds. We now expect Eagle to record its first full-year loss in 2011… Nevertheless, **we expect Eagle to return to profit from 2012 onward**."

- Deutsche Bank (November 23, 2011)

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Source: FactSet. Note: denotes earnings announcement. E Historical trading performance since IPO Eagle Share price ($) Volume (000s) E E E E E E E E E E E E E E E E E Since Oct 28, 2011 8-Aug-07 22-Feb-08 10-Sep-08 27-Mar-09 14-Oct-09 30-Apr-10 17-Nov-10 3-Jun-11 22-Dec-11 .00 4.75 9.50 14.25 19.00 23.75 28.50 33.25 38.00 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 Volume Price Current price (12/22/11) $4.55 Closing high price (10/31/07) 35.50 Closing low price (11/20/08) 4.22 Average volume (000s) 800 28-Oct-11 15-Nov-11 2-Dec-11 22-Dec-11 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 0 400 800 1,200 1,600 2,000 Average Statistics Period Price Volume (000s) Current (12/22/2011) $4.55 196 Day prior to announcement (10/27/2011) 8.36 823 Last 5 days 4.61 281 Last 10 days 4.57 369 Last 30 days 5.63 405 Last 60 days 6.14 392 Last 90 days 6.22 391 Last 6 months 6.78 435 Since 01/01/2011 9.37 415 Since 01/01/2010 13.04 523 Since 01/01/2009 13.67 741 Since IPO (08/08/2007) 14.13 800

Source: FactSet. Note: Offline Real Estate Services include CBRE Group. Hopefluent Group, Jones Lang LaSalle, Midland Holdings and Savills. Relative trading performance Eagle Since Eagle IPO on Aug 8, 2007 NYSE (23%) Eagle (77%) Offline Real Estate Services 5% Cardinal (58%) (6%) (32%) (70%) Since Jan 1, 2011 NASDAQ (2%) SFUN (24%) 1-Jan-11 30-Mar-11 27-Jun-11 23-Sep-11 22-Dec-11 20 40 60 80 100 120 140 Stock price returns Since IPO (08/08/2007) Since 01/01/2009 Since 01/01/2010 Since 01/01/2011 Since 10/28/2011 Eagle (77%) (44%) (75%) (70%) (46%) Cardinal NA NA (63%) (58%) (25%) NYSE Composite (23%) 30% 4% (6%) (5%) NASDAQ Composite (1%) 65% 15% (2%) (5%) SouFun NA NA NA (24%) 2% Offline Real Estate Services 5% 158% (0%) (32%) (6%) 8-Aug-07 1-Feb-08 25-Jul-08 21-Jan-09 17-Jul-09 11-Jan-10 7-Jul-10 31-Dec-10 27-Jun-11 22-Dec-11 0 20 40 60 80 100 120 140 160 180 200 Eagle NYSE Composite Offline Real Estate Services

B. Selected companies analysis

Selected companies trading statistics
Eagle

(US$MM, except per share amounts)

	Trading performance			FD capitalization		FD aggregate value /						Price /		
	Stock price	Disc. / Prem. to LTM		Equity market value	Aggr. market value	Revenue			EBIT			EPS		
Company	12/22/11	High	Low			CY11	CY12	CY13	CY11	CY12	CY13	CY11	CY12	CY13
Eagle (Street)	**$4.55**	**(72%)**	**7%**	**$365**	**$283**	**0.7x**	**0.6x**	**0.5x**	**19.2x**	**4.2x**	**2.5x**	**NM**	**8.0x**	**5.6x**
Cardinal (Street)	**4.05**	**(58%)**	**8%**	**583**	**293**	**1.2x**	**1.0x**	**0.9x**	**6.0x**	**4.4x**	**3.6x**	**13.4x**	**9.6x**	**8.2x**
Online Real Estate Services Providers														
SouFun Holdings Ltd.	$13.66	(49%)	49%	$1,131	$1,162	3.4x	2.8x	2.3x	8.2x	7.1x	5.7x	9.9x	8.2x	6.6x
Offline Real Estate Services Providers														
CBRE Group Inc	$15.41	(48%)	21%	$5,103	$7,082	1.2x	1.1x	1.0x	11.0x	9.1x	8.0x	15.2x	12.1x	9.8x
Jones Lang LaSalle Inc.	61.15	(43%)	30%	2,738	3,538	1.0x	0.9x	0.9x	12.5x	10.5x	9.2x	13.6x	11.1x	10.1x
Savills PLC	5.02	(28%)	27%	666	601	0.5x	0.5x	0.5x	6.5x	6.0x	5.4x	11.4x	10.4x	9.1x
Midland Holdings Ltd.	0.51	(44%)	33%	369	192	0.4x	0.4x	0.4x	3.9x	4.3x	5.0x	9.3x	9.3x	9.5x
Hopefluent Group Holdings Ltd.	0.17	(70%)	8%	80	52	0.3x	0.2x	0.2x	1.5x	1.3x	1.1x	2.8x	2.5x	2.1x
Median		(44%)	27%			0.5x	0.5x	0.5x	6.5x	6.0x	5.4x	11.4x	10.4x	9.5x
Mean		(47%)	24%			0.7x	0.6x	0.6x	7.1x	6.2x	5.7x	10.5x	9.1x	8.1x
Overall Median		(46%)	29%			0.8x	0.7x	0.7x	7.3x	6.5x	5.6x	10.7x	9.8x	9.3x
Overall Mean		(47%)	28%			1.1x	1.0x	0.9x	7.3x	6.4x	5.7x	10.4x	8.9x	7.9x

Source: Selected companies statistics based on I/B/E/S consensus estimates and Wall Street research.

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NTM AV / EBIT Historical market multiples Eagle NTM P / E – 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 1/1/08 5/25/08 10/17/08 3/11/09 8/3/09 12/26/09 5/20/10 10/12/10 3/6/11 7/29/11 – 10.0x 20.0x 30.0x 40.0x 1/1/08 5/25/08 10/17/08 3/11/09 8/3/09 12/26/09 5/20/10 10/12/10 3/6/11 7/29/11 Cardinal Eagle Multiples Cardinal Eagle Low Avg. High Low Avg. High Since 01/01/2008 NA NA NA 5.0x 13.7x 33.2x Since 01/01/2009 NA NA NA 5.1x 13.9x 28.4x Since 01/01/2010 6.7x 14.3x 23.4x 5.1x 11.7x 17.6x Since 01/01/2011 6.7x 11.2x 15.8x 5.1x 9.8x 13.8x Multiples Cardinal Eagle Low Avg. High Low Avg. High Since 01/01/2008 NA NA NA 2.5x 9.6x 22.6x Since 01/01/2009 NA NA NA 3.5x 10.0x 19.5x Since 01/01/2010 2.8x 12.4x 24.8x 3.5x 8.9x 13.5x Since 01/01/2011 2.8x 6.9x 12.2x 3.5x 7.3x 11.5x

Selected companies valuation analysis Eagle Consolidated (US$MM, except per share amounts) Selected Implied Eagle preliminary value Eagle Eagle multiple range FD aggregate value FD equity value (3) Equity value per share (4) Case Unaffected (1) Current (2) Low - High Low - High Low - High Low - High CY12E EBIT $85.4 4.5x 4.2x 4.5x - 6.5x $384 - $555 $467 - $638 $5.80 - $7.84 CY12E EPS $0.57 9.8x 8.0x 8.0x - 13.0x $281 - $515 $364 - $598 $4.53 - $7.36 Implied reference range (mean) $5.17 - $7.60 Implied premium / (discount) to current price (Dec 22, 2011) of $4.55 14% / 67% Implied FD equity value (4) $415 - $618 Implied FD aggregate value (3) 332 - 535 (1) As of October 27, 2011 based on Wall Street consensus estimates. (2) As of December 22, 2011 based on Wall Street consensus estimates. (3) Based on Eagle net cash of $82.6MM per Cardinal 6-K for the period ended September 30, 2011. (4) Based on Eagle primary shares outstanding of 78.7MM per 6-K for the period ended September 30, 2011, and restricted stock of 1.6MM and options table as of November 10, 2011 provided by Eagle management.

C. Discounted cash flow analysis

DCF analysis

Eagle Consolidated

($MM, except per share amounts)

	Eagle Case						CAGR
	Q4 2011E	CY2012E	CY2013E	CY2014E	CY2015E	CY2016E *(Terminal Yr.)*	12E - 16E
Revenue	$107.0	$507.1	$592.5	$671.1	$739.2	$790.9	12%
% Y-o-Y Growth	*(15%)*	*30%*	*17%*	*13%*	*10%*	*7%*	
EBITDA	(8.0)	114.7	155.8	184.5	201.6	214.9	17%
% Margin	*(7%)*	*23%*	*26%*	*27%*	*27%*	*27%*	
EBIT [1]	(14.2)	90.0	130.9	165.0	189.8	202.7	23%
% Margin	*(13%)*	*18%*	*22%*	*25%*	*26%*	*26%*	
Tax effect	0.3	16.0	26.7	35.2	41.3	44.1	
Tax Rate	*NM*	*18%*	*20%*	*21%*	*22%*	*22%*	
NOPAT	(14.5)	74.0	104.2	129.8	148.5	158.6	21%
Plus: Depreciation	6.2	24.7	24.9	19.5	11.8	12.1	
Less: Capital expenditures	(5.7)	(29.3)	(35.2)	(27.0)	(22.7)	(22.7)	
Less: Working capital increase	0.5	(27.2)	(20.1)	(18.5)	(16.0)	(12.2)	
Unlevered free cash flow	**($13.4)**	**$42.1**	**$73.9**	**$103.8**	**$121.5**	**$135.8**	34%
% Growth	-	-	*75%*	*40%*	*17%*	*12%*	

	Illustrative present value								
Discount rate:	18.0%			20.0%			22.0%		
Terminal NTM EBIT multiple:	3.5x	4.5x	5.5x	3.5x	4.5x	5.5x	3.5x	4.5x	5.5x
PV of unlevered FCF (Q4 2011E - CY2015E)	$211	$211	$211	$202	$202	$202	$193	$193	$193
PV of terminal value (CY2016E & beyond)	351	451	551	327	420	513	304	391	478
% of aggregate value in terminal value	*62%*	*68%*	*72%*	*62%*	*68%*	*72%*	*61%*	*67%*	*71%*
Implied aggregate value	561	662	762	528	622	715	498	585	672
Less: Net debt/(cash) [2]	(83)	(83)	(83)	(83)	(83)	(83)	(83)	(83)	(83)
Implied equity value	644	744	845	611	704	798	580	667	754
Implied price per share [3]	**$7.92**	**$9.12**	**$10.31**	**$7.52**	**$8.64**	**$9.75**	**$7.15**	**$8.19**	**$9.23**
Premium/(discount) to current [4]	*74%*	*100%*	*127%*	*65%*	*90%*	*114%*	*57%*	*80%*	*103%*

Source: Projections per Eagle management

Note: Present value assumes mid-year convention. Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges

(1) Includes other income/expenses

(2) Based on Eagle 6-K for the period ended September 30, 2011

(3) Based on Eagle primary shares outstanding of 78.7MM per 6-K for the period ended September 30, 2011, and restricted stock of 1.6MM and options table as of November 10, 2011 provided by Eagle management

(4) Based on Eagle stock price of $4.55 as of December 22, 2011

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Illustrative DCF sensitivity analysis Eagle (Excluding Cardinal business) Eagle consolidated less Cardinal consolidated (US$MM) Implied Eagle ex-Cardinal FD equity value (2) (3) Illustrative terminal NTM Illustrative discount rate EBIT multiple 17.0% 19.0% 21.0% 23.0% 2.0x $287 $274 $262 $250 3.0x 346 328 312 297 4.0x 404 382 363 344 5.0x 462 436 413 391 6.0x 520 491 463 438 Source: Projections per Eagle management. (2) Based on present value of unlevered free cash flows from Q4'11E through CY2015E and terminal value as of December 31, 2015. Present value as of September 30, 2011. Assumes mid-period cash flow conversion. (3) Assumes net cash of $59MM based on excess of Eagle cash of $354MM per Eagle 6-K for the period ended September 30, 2011 over Cardinal net cash of $290MM per Cardinal 6-K for the period ended September 30, 2011, less minority interest not attributable to Cardinal of $5MM. (1) Includes other income/expenses.

4. Exchange ratio analysis

Market implied exchange ratio analysis Cardinal / Eagle stock portion exchange ratio analysis (Since Cardinal IPO on Oct 16, 2009) Implied exchange ratio analysis Average = 0.483x 28-Oct-11: Eagle offer Source: FactSet. Note: (1) Calculated as the average exchange ratio over the period. For exchange ratio calculation, Cardinal’s share prices are reduced by $1.75/share cash component. Excludes $1.75/share in cash in daily Cardinal stock price 12/22/11 0.200x 0.400x 0.600x 0.800x 10/16/09 12/21/09 2/25/10 5/2/10 7/7/10 9/11/10 11/16/10 1/21/11 3/28/11 6/2/11 8/7/11 10/12/11 Market implied exchange ratio Average Average Proposed exchange Average stock price exchange ratio as premium / Cardinal Eagle ratio (1) (discount) to historical Current (12/22/2011) $4.05 $4.55 0.505x 18.7% Last 5-days 4.14 4.61 0.520 15.4% Last 10-days 4.08 4.57 0.509 17.8% Last 1 month 4.38 5.18 0.508 18.1% Last 2 months 4.84 6.19 0.501 19.8% Last 3 months 4.80 6.14 0.497 20.8% Last 6 months 5.33 6.78 0.528 13.6% Last 1 year 6.43 9.49 0.501 19.7% Since 10/16/2009 8.26 13.66 0.483 24.3% Unaffected (10/27/2011) 5.40 8.36 0.437 37.4%

Summary of implied exchange ratios Cardinal range $ 4.06 – 5.55 1.75 – 1.75 2.31 – 3.80 Eagle range Implied exchange ratio range (net of cash) (1) Discounted cash flow analysis Selected companies analysis $ 4.49 – 5.57 1.75 – 1.75 2.74 – 3.82 $ 5.17 – 7.60 $ 7.15 – 10.31 0.304x – 0.735x 0.265x – 0.534x (1) Low/high – high/low represents range implied by Cardinal low per share value / Eagle high per share value to Cardinal high per share value / Eagle low per share value. Low/low and high/high represents range implied by Cardinal low per share value / Eagle low per share value and Cardinal high per share value / Eagle high per share value. For exchange ratio calculation, Cardinal’s reference range prices are reduced by $1.75/share cash component. Reference range: (-) Cash portion: 0.447x – 0.499x 0.370x – 0.382x $ 4.06 – 5.55 1.75 – 1.75 2.31 – 3.80 $ 5.17 – 7.60 Low/High – High/Low Low/Low & High/High Low/High – High/Low Low/Low & High/High $ 4.49 – 5.57 1.75 – 1.75 2.74 – 3.82 $ 7.15 – 10.31

Appendix

A. Selected companies operating statistics

Selected companies operating statistics

Cardinal

(US$MM)

Company	Revenue			Revenue growth			Gross margin			Operating margin			Net margin			Cash
	CY11	CY12	CY13	CY11/ CY10	CY12/ CY11	CY13/ CY12	CY11	CY12	CY13	CY11	CY12	CY13	CY11	CY12	CY13	bal.
Cardinal (Street)	$235	$287	$333	35%	22%	16%	74%	75%	75%	21%	23%	25%	18%	21%	21%	$295
Eagle (Street)	390	507	605	9%	30%	19%	61%	63%	65%	4%	13%	18%	NM	9%	11%	354
China Online Real Estate Serivces																
SouFun Holdings Ltd.	$342	$412	$500	52%	20%	22%	78%	75%	76%	42%	40%	40%	33%	34%	35%	$164
Other Online Real Estate Services																
Rightmove PLC	$151	$173	$193	19%	14%	12%	NA	NA	NA	69%	71%	72%	51%	53%	53%	$29
Move Inc.	192	198	201	(3%)	3%	2%	79%	79%	79%	6%	6%	10%	4%	6%	8%	81
Median				8%	9%	7%	79%	79%	79%	38%	38%	41%	28%	29%	31%	
Mean				8%	9%	7%	79%	79%	79%	38%	38%	41%	28%	29%	31%	
Offline Real Estate Services																
CBRE Group Inc	$6,030	$6,686	$7,009	18%	11%	5%	42%	44%	44%	11%	12%	13%	6%	7%	7%	$1,167
Jones Lang LaSalle Inc.	3,556	3,923	4,058	22%	10%	3%	37%	38%	NA	8%	9%	9%	6%	6%	7%	86
CoStar Group Inc. [1]	251	273	301	11%	9%	10%	65%	65%	NA	7%	16%	NA	5%	10%	13%	583
Savills PLC	1,111	1,148	1,191	5%	3%	4%	37%	35%	35%	8%	9%	9%	5%	5%	6%	111
Midland Holdings Ltd.	451	453	458	(6%)	0%	1%	23%	23%	49%	11%	10%	8%	8%	9%	9%	195
Hopefluent Group Holdings Ltd.	202	236	272	18%	17%	15%	NA	NA	NA	17%	17%	17%	13%	12%	12%	37
Median				14%	10%	4%	37%	38%	44%	9%	11%	9%	6%	8%	8%	
Mean				11%	8%	6%	41%	41%	43%	10%	12%	11%	7%	8%	9%	
Overall Median				18%	10%	5%	42%	44%	49%	11%	12%	12%	6%	9%	9%	
Overall Mean				15%	10%	8%	52%	51%	56%	20%	21%	22%	14%	16%	17%	

Source: Selected companies statistics based on I/B/E/S consensus estimates and Wall Street research.

(1) Costar not pro forma for acquisition of LoopNet announced on Apr 27, 2011. The transaction has not yet closed.

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Selected companies operating statistics Eagle (US$MM) Revenue growth Revenue CY11/ CY12/ CY13/ Gross margin Operating margin Net margin Cash Company CY11 CY12 CY13 CY10 CY11 CY12 CY11 CY12 CY13 CY11 CY12 CY13 CY11 CY12 CY13 bal. Eagle (Street) $390 $507 $605 9% 30% 19% 61% 63% 65% 4% 13% 18% NM 9% 11% $354 Cardinal (Street) 235 287 333 35% 22% 16% 74% 75% 75% 21% 23% 25% 18% 21% 21% 295 Online Real Estate Services Providers SouFun Holdings Ltd. $342 $412 $500 52% 20% 22% 78% 75% 76% 42% 40% 40% 33% 34% 35% $164 Offline Real Estate Services Providers CBRE Group Inc $6,030 $6,686 $7,009 18% 11% 5% 42% 44% 44% 11% 12% 13% 6% 7% 7% $1,167 Jones Lang LaSalle Inc. 3,556 3,923 4,058 22% 10% 3% 37% 38% NA 8% 9% 9% 6% 6% 7% 86 Savills PLC 1,111 1,148 1,191 5% 3% 4% 37% 35% 35% 8% 9% 9% 5% 5% 6% 111 Midland Holdings Ltd. 451 453 458 (6%) 0% 1% 23% 23% 49% 11% 10% 8% 8% 9% 9% 195 Hopefluent Group Holdings Ltd. 202 236 272 18% 17% 15% NA NA NA 17% 17% 17% 13% 12% 12% 37 Median 18% 10% 4% 37% 37% 44% 11% 10% 9% 6% 7% 7% Mean 11% 8% 6% 35% 35% 43% 11% 11% 11% 7% 8% 8% Overall Median 18% 11% 4% 37% 38% 46% 11% 11% 11% 7% 8% 8% Overall Mean 18% 10% 8% 44% 43% 51% 16% 16% 16% 12% 12% 13% Source: Selected companies statistics based on I/B/E/S consensus estimates and Wall Street research.

B. Selected minority squeeze-out transactions

Review of premiums paid in precedent squeeze-out transactions 48 China-based targets Confidential (US$MM) Date Target Acquirer % held % Transaction Offer premiums (unaffected) Implied Cardinal value per share (1) Implied Cardinal exchange ratio (1) announced name name prior sought Consideration value 1-day 30-days 90-days 1-day 30-days 90-days 1-day 30-days 90-days 10/17/11 Shanda Interactive Entertainment Investor Group 68% 32% Cash 2,334 24% 27% 11% 6.67 6.44 6.03 0.588x 0.561x 0.512x 08/29/11 Venoco, Inc. Investor Group 50% 50% Cash 772 39% (9%) (24%) 7.52 4.63 4.13 0.690x 0.345x 0.285x 07/12/11 XO Holdings Inc XO Merger Corp 62% 38% Cash/Stock 255 84% 115% 126% 9.95 10.92 12.31 0.981x 1.097x 1.263x 06/16/11 C&D Technologies Inc Angelo Gordon & Co LP 65% 35% Cash 148 18% 28% 21% 6.39 6.50 6.60 0.555x 0.569x 0.580x 03/25/11 Funtalk China Holdings Investor Group 77% 23% Cash 370 17% 41% 2% 6.32 7.14 5.57 0.547x 0.645x 0.456x 02/23/11 Duncan Energy Partners LP DEP Holdings LLC 59% 41% Stock 2,532 36% 39% 35% 7.37 7.03 7.34 0.672x 0.631x 0.669x 02/03/11 Wimm-Bill-Dann Foods OJSC PepsiCo, Inc. 77% 23% Cash 5,763 34% 29% 61% 7.22 6.54 8.76 0.654x 0.573x 0.839x 11/11/10 Chemspec International Halogen Ltd. 56% 45% Cash 293 28% 34% 14% 6.92 6.79 6.21 0.619x 0.603x 0.533x 11/01/10 CNA Surety Corp CNA Financial Corp 62% 38% Cash 1,194 38% 50% 62% 7.45 7.63 8.82 0.682x 0.703x 0.845x 10/18/10 MedQuist Inc CBaySystems Holdings Ltd 82% 15% Stock 1,910 – 11% 6% 5.40 5.62 5.76 0.437x 0.463x 0.480x 08/26/10 Wesco Financial Corp Berkshire Hathaway Inc 80% 20% Cash 2,741 19% 15% 0% 6.44 5.85 5.47 0.561x 0.490x 0.445x 06/02/10 Gerdau AmeriSteel Corp. Gerdau SA 66% 34% Cash 4,849 51% 44% 32% 8.16 7.32 7.21 0.767x 0.666x 0.653x 04/05/10 Terra Industries Inc CF Industries Holdings Inc 86% 14% Cash/Stock 4,603 41% 45% 33% 7.59 7.36 7.23 0.698x 0.671x 0.655x 03/21/10 CNX Gas Corp. CONSOL Energy, Inc. 83% 17% Cash 5,801 24% 44% 30% 6.71 7.32 7.11 0.593x 0.667x 0.641x 01/04/10 Alcon, Inc. Novartis AG 77% 23% Cash/Stock 51,785 23% 27% 55% 6.64 6.46 8.45 0.585x 0.564x 0.801x 11/03/09 Landry's Restaurants, Inc. Tilman Fertitta (CEO) 55% 45% Cash 395 128% 121% 173% 12.30 11.20 14.87 1.261x 1.130x 1.569x 09/04/09 Odyssey Re Holdings Corp Fairfax Financial Holdings 73% 27% Cash 3,834 30% 47% 70% 7.01 7.46 9.25 0.629x 0.683x 0.897x 08/11/09 Armstrong World Industries, Inc. TPG Capital LP 64% 12% Cash 1,280 6% 26% 84% 5.74 6.37 10.02 0.477x 0.553x 0.989x 07/29/09 OSG America LP Overseas Shipholding Group 77% 23% Cash 240 13% 21% 10% 6.08 6.13 6.01 0.518x 0.524x 0.509x 07/13/09 iBasis Koninklijke KPN NV 56% 44% Cash 160 73% 72% 269% 9.35 8.71 20.10 0.909x 0.832x 2.195x 06/29/09 First American Corp First Advantage Corp 74% 26% Stock 839 10% 25% 21% 5.95 6.36 6.61 0.502x 0.551x 0.581x 03/25/09 Hearst-Argyle Television Hearst Corp 82% 18% Cash 421 115% 13% (59%) 11.63 5.73 2.25 1.181x 0.476x 0.060x 03/23/09 Cox Radio Cox Enterprises 78% 22% Cash 382 45% (11%) (4%) 7.85 4.53 5.23 0.730x 0.333x 0.417x 03/03/09 Magellan Midstream Holdings Magellan Midstream Partners 55% 45% Stock 1,148 25% 22% (0%) 6.75 6.21 5.43 0.599x 0.533x 0.440x 08/12/08 UnionBanCal Mitsubishi UFJ 65% 35% Cash 10,363 39% 53% 52% 7.49 7.77 8.30 0.686x 0.720x 0.784x 07/31/08 Zones Firoz Lalji (CEO) 54% 46% Cash 98 29% (11%) (17%) 6.95 4.52 4.50 0.622x 0.331x 0.329x 07/21/08 Genentech Roche Holding 56% 44% Cash 100,195 16% 29% 19% 6.27 6.54 6.46 0.541x 0.573x 0.563x 03/10/08 Nationwide Financial Services Nationwide Mutual 64% 36% Cash 7,244 38% 32% (3%) 7.44 6.69 5.29 0.680x 0.591x 0.423x 07/17/07 Alfa Corp. Investor Group 54% 46% Cash 1,793 45% 31% 23% 7.82 6.64 6.69 0.726x 0.584x 0.591x 10/23/07 Waste Industries Investor Group 51% 49% Cash 539 33% 25% 13% 7.21 6.36 6.13 0.653x 0.551x 0.524x 07/17/07 Alfa Corp Alfa Mutual 53% 47% Cash 1,793 45% 31% 23% 7.82 6.64 6.69 0.726x 0.584x 0.591x 02/22/07 Great American Financial Resources American Financial Group 81% 19% Cash 1,190 13% 9% 5% 6.10 5.52 5.71 0.520x 0.451x 0.473x 01/25/07 21st Century Insurance AIG (1) 62% 38% Cash 1,960 33% 28% 47% 7.16 6.48 7.99 0.647x 0.566x 0.746x 11/20/06 TD Banknorth Toronto-Dominion Bank 57% 43% Cash 7,440 7% 10% 14% 5.75 5.58 6.24 0.479x 0.459x 0.537x 10/09/06 NetRatings VNU Group 61% 40% Cash 759 44% 45% 42% 7.78 7.34 7.72 0.722x 0.669x 0.714x 03/21/06 Erie Family Life Insurance Erie Indemnity 75% 25% Cash 302 12% 17% 12% 6.04 5.95 6.09 0.513x 0.503x 0.519x 03/17/06 William Lyon Homes General William Lyon (CEO) 75% 26% Cash 948 44% 8% (13%) 7.78 5.46 4.73 0.721x 0.444x 0.356x 03/13/06 LUKOIL Overseas Chaparral Resources (2) 60% 40% Cash 235 9% 13% 63% 5.91 5.71 8.90 0.498x 0.474x 0.856x 02/06/06 Lafarge North America Lafarge SA 53% 47% Cash 6,599 33% 56% 30% 7.19 7.89 7.10 0.650x 0.734x 0.640x 10/10/05 Micro Therapeutics ev3 70% 30% Stock 320 38% 40% 101% 7.47 7.08 10.97 0.684x 0.638x 1.103x 09/27/05 New Valley Vector Group 58% 42% Stock 252 45% 45% 72% 7.81 7.38 9.37 0.725x 0.673x 0.912x 09/12/05 WFS Financial Wachovia 84% 16% Stock 3,035 14% 23% 60% 6.14 6.24 8.74 0.526x 0.537x 0.837x 09/01/05 7-Eleven Seven-Eleven Japan Co. Ltd. 74% 26% Cash 4,513 32% 14% 62% 7.15 5.76 8.81 0.645x 0.480x 0.844x 07/08/05 Cruzan International Absolut Spirits (V&S) (3) 68% 32% Cash 180 102% 118% 116% 10.90 11.06 11.79 1.095x 1.114x 1.201x 07/01/05 Tipperary Santos 55% 46% Cash 307 19% 67% 88% 6.42 8.48 10.23 0.559x 0.806x 1.014x 04/14/05 Rubicon Medical Boston Scientific (4) 54% 46% Cash 107 (1%) 25% 36% 5.36 6.34 7.43 0.432x 0.549x 0.680x 03/03/05 Siliconix Vishay 80% 20% Stock 1,003 20% 15% (10%) 6.48 5.85 4.89 0.566x 0.490x 0.376x 02/21/05 Eon Labs Novartis (5) 68% 32% Cash 2,793 25% 13% 39% 6.76 5.74 7.55 0.600x 0.477x 0.694x 01/27/05 Genencor International Danisco 84% 16% Cash 1,151 24% 21% 20% 6.69 6.12 6.52 0.591x 0.523x 0.571x 01/18/05 UnitedGlobalCom Liberty Media 53% 47% Cash/Stock 7,633 (1%) 10% 42% 5.37 5.56 7.71 0.433x 0.455x 0.713x 01/10/05 Fox Entertainment Group News Corp 82% 18% Stock 34,466 13% 19% 30% 6.11 6.03 7.11 0.521x 0.512x 0.641x @ unaffected Mean 33% 33% 39% $7.19 $6.73 $7.58 0.651x 0.595x 0.697x 25th-75th percentiles 14% - 45% $6.08 - $7.63 0.518x - 0.703x Source: SDC, FactSet and public filings. (1) Based on Cardinal share prices 1-day, 30-days and 90-days prior to announcement of $5.40, $5.07 and $5.45, respectively, and Eagle share price 1-day prior to announcement of $8.36. Exchange ratios exclude $1.75/share of cash portion.

Precedent "bumps" in minority squeeze-out transactions

(US$MM)

Announce date	Subsidiary	Parent	Merger or Tender	% held prior	Trans. equity value	Trans. enterprise value	Consideration	Offer premiums to unaffected prices: Initial offer 1-Day	Initial offer 30-Day	Initial offer 90-Day	Final offer 1-Day	Final offer 30-Day	Final offer 90-Day	# of bids	% Δ from initial to final offer
10/17/11	Shanda Interactive Entertainment	Investor Group	Merger	68%	$2,334	$1,508	Cash	24%	27%	11%	24%	27%	11%	1	0%
07/12/11	XO Holdings Inc	XO Merger Corp	Merger	62%	255	NP	Cash/Stock	(8%)	8%	13%	84%	115%	126%	2	100%
06/16/11	C&D Technologies Inc	Angelo Gordon & Co LP	Tender	65%	148	202	Cash	15%	25%	18%	18%	28%	21%	2	3%
02/23/11	Duncan Energy Partners LP	DEP Holdings LLC	Merger	59%	2,532	3,407	Stock	29%	31%	27%	36%	39%	35%	2	6%
11/01/10	CNA Surety Corp	CNA Financial Corp	Tender	62%	1,194	1,219	Cash	14%	25%	34%	38%	50%	62%	2	21%
10/18/10	MedQuist Inc	CBaySystems Holdings Ltd	Tender	82%	1,910	2,155	Stock	0%	11%	6%	0%	11%	6%	1	0%
08/26/10	Wesco Financial Corp	Berkshire Hathaway Inc	Merger	80%	2,741	227	Cash	19%	15%	0%	19%	15%	0%	1	0%
04/05/10	Terra Industries Inc	CF Industries Holdings Inc	Tender	86%	4,603	4,570	Cash/Stock	41%	45%	33%	41%	45%	33%	1	0%
09/04/09	Odyssey Re Holdings Corp	Fairfax Financial Holdings	Tender	73%	3,834	4,310	Cash	20%	36%	57%	30%	47%	70%	2	8%
07/29/09	OSG America LP	Overseas Shipholding Group	Tender	77%	240	302	Cash	13%	21%	10%	13%	21%	10%	1	0%
07/13/09	iBasis	Koninklijke KPN NV	Tender	56%	160	123	Cash	19%	18%	154%	73%	72%	269%	2	45%
06/29/09	First American Corp	First Advantage Corp	Tender	74%	839	835	Stock	10%	25%	21%	10%	25%	21%	1	0%
03/25/09	Hearst-Argyle Television	Hearst Corp	Tender	82%	421	1,206	Cash	91%	1%	(63%)	115%	13%	(59%)	2	13%
03/23/09	Cox Radio	Cox Enterprises	Tender	78%	382	761	Cash	15%	(29%)	(24%)	45%	(11%)	(4%)	2	26%
03/03/09	Magellan Midstream Holdings	Magellan Midstream Partners	Merger	55%	1,148	2,194	Stock	25%	22%	(0%)	25%	22%	(0%)	1	0%
08/12/08	UnionBanCal	Mitsubishi UFJ	Tender	65%	10,363	64,205	Cash	9%	21%	20%	39%	53%	52%	3	27%
07/31/08	Zones	Firoz Lalji (CEO)	Merger	54%	98	93	Cash	59%	10%	2%	29%	(11%)	(17%)	2	(19%)
07/21/08	Genentech	Roche Holding	Merger	56%	100,195	96,826	Cash	9%	21%	11%	16%	29%	19%	2	7%
03/10/08	Nationwide Financial Services	Nationwide Mutual	Merger	64%	7,244	11,389	Cash	24%	19%	(12%)	38%	32%	(3%)	2	11%
10/23/07	Waste Industries	Investor Group	Merger	51%	539	698	Cash	29%	21%	9%	33%	25%	13%	2	3%
07/17/07	Alfa Corp	Alfa Mutual	Merger	53%	1,793	2,065	Cash	16%	5%	(2%)	45%	31%	23%	2	25%
02/22/07	Great American Financial	American Financial Group	Merger	81%	1,190	1,199	Cash	8%	4%	0%	13%	9%	5%	2	4%
01/25/07	21st Century Insurance	AIG [1]	Merger	62%	1,960	580	Cash	19%	15%	32%	33%	28%	47%	2	11%
11/20/06	TD Banknorth	Toronto-Dominion Bank	Merger	57%	7,440	36,375	Cash	7%	10%	14%	7%	10%	14%	1	0%
10/09/06	NetRatings	VNU Group	Merger	61%	759	587	Cash	10%	10%	8%	44%	45%	42%	2	31%
03/21/06	Erie Family Life Insurance	Erie Indemnity	Tender	75%	302	329	Cash	12%	17%	12%	12%	17%	12%	1	0%
03/17/06	William Lyon Homes	General William Lyon (CEO)	Tender	75%	948	1,670	Cash	8%	(19%)	(35%)	44%	8%	(13%)	3	33%
03/13/06	LUKOIL Overseas	Chaparral Resources [2]	Merger	60%	235	232	Cash	9%	13%	63%	9%	13%	63%	1	0%
02/06/06	Lafarge North America	Lafarge SA	Tender	53%	6,599	6,831	Cash	17%	36%	14%	33%	56%	30%	3	14%
10/10/05	Micro Therapeutics	ev3	Merger	70%	320	317	Stock	16%	18%	69%	38%	40%	101%	2	19%
09/27/05	New Valley	Vector Group	Tender	58%	252	149	Stock	21%	21%	44%	45%	45%	72%	2	20%
09/12/05	WFS Financial	Wachovia	Merger	84%	3,035	12,428	Stock	7%	16%	51%	14%	23%	60%	2	6%
09/01/05	7-Eleven	Seven-Eleven Japan Co. Ltd.	Tender	74%	4,513	5,571	Cash	15%	(2%)	40%	32%	14%	62%	2	15%
07/08/05	Cruzan International	Absolut Spirits (V&S) [3]	Merger	68%	180	207	Cash	102%	118%	116%	102%	118%	116%	1	0%
07/01/05	Tipperary	Santos	Merger	55%	307	425	Cash	19%	67%	87%	19%	67%	88%	2	0%
04/14/05	Rubicon Medical	Boston Scientific [4]	Tender	54%	107	114	Cash	(1%)	25%	36%	(1%)	25%	36%	1	0%
03/03/05	Siliconix	Vishay	Tender	80%	1,003	692	Stock	(1%)	(5%)	(26%)	20%	15%	(10%)	3	21%
02/21/05	Eon Labs	Novartis [5]	Tender	68%	2,793	2,597	Cash	15%	4%	27%	25%	13%	39%	3	9%
01/27/05	Genencor International	Danisco	Tender	84%	1,151	1,216	Cash	24%	21%	20%	24%	21%	20%	1	0%
01/18/05	UnitedGlobalCom	Liberty Media	Merger	53%	7,633	11,499	Cash/Stock	(1%)	10%	42%	(1%)	10%	42%	1	0%
01/10/05	Fox Entertainment Group	News Corp	Tender	82%	34,466	39,182	Stock	7%	13%	24%	13%	19%	30%	2	5%
					Mean			19%	19%	23%	32%	31%	38%	2	11%
					Median			15%	18%	18%	29%	25%	30%	2	6%

Source: SDC, Company filings and FactSet.

Note: Includes all completed and pending acquisitions of publicly traded US-based companies with transaction equity values greater than $50MM since 2005 in which the acquiror owned more than 50% of the outstanding shares prior to the transaction and sought the outstanding shares through the acquisition.

(1) Transaction equity value based on SDC and transaction enterprise value based on SDC equity value and cash and debt figures from 10-Q for the period ended September 30, 2006.

(2) Transaction equity value based on SDC and transaction enterprise value based on SDC equity value and cash and debt figures from 10-Q for the period ended September 30, 2005.

(3) Premiums based on unaffected date of June 3, 2005, prior to market reactions regarding V&S's announcement to purchase Angostura's controlling interest in Cruzan.

(4) Tender offer consideration excludes up to $84MM in equity value earnouts if performance milestones are met.

(5) Premiums based on unaffected date of February 4, 2005 as unaffected date prior to market reactions to rumors of a potential transaction.

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C. Weighted Average Cost of Capital (WACC) analysis

WACC calculation

Cardinal

(US$MM)

Market Assumptions	
Risk Free Rate [1]	2.38%
Equity Market Risk Premium [2]	7.99%

Capitalization Assumptions	Sector	Cardinal
Debt	0%	0%
Non-Deductible Preferred Stock	0%	–
Cash [3]	0%	–
Subtotal	0%	0%
Equity	100%	100%
Total	100%	100%

Financing and Tax Rate Assumptions (Cardinal)	
Cash Interest Income Rate [4]	3.10%
Marginal Tax Rate [5]	17.0%
Marginal Tax Rate on Cash Interest Income [6]	17.0%

Equity-Related Assumptions	Cardinal
Cardinal Observed Market Value	$583
Levered Beta	1.60
Unlevered Beta	1.59
Size Premium [7]	–
Political Risk Premium [8]	1.03%

Cost of Capital Calculation - Equity Market Risk Premium / Beta Sensitivity

Unlevered Beta	Debt / Non-Deductible Pref. Stock / Market Equity / Excess Cash	Levered Beta [9]	Cost of Equity [10] 7.0%	Cost of Equity [10] 8.0%	Cost of Equity [10] 9.0%	WACC [11] 7.0%	WACC [11] 8.0%	WACC [11] 9.0%
1.28	0% / 0% / 100% / 0%	1.29	12.4%	13.7%	15.0%	12.4%	13.7%	14.9%
1.44	0% / 0% / 100% / 0%	1.44	13.5%	14.9%	16.4%	13.4%	14.9%	16.3%
1.59	0% / 0% / 100% / 0%	1.60	14.6%	16.2%	17.8%	14.5%	16.1%	17.7%
1.75	0% / 0% / 100% / 0%	1.75	15.7%	17.4%	19.2%	15.6%	17.3%	19.1%
1.90	0% / 0% / 100% / 0%	1.91	16.7%	18.6%	20.5%	16.7%	18.6%	20.5%

(1) Based on average of six month-end 10-Year U.S. Treasury Bonds rates. Source: Credit Suisse Financial Strategy Group.
(2) Based on Credit Suisse Financial Strategy Group estimates as of December 2011.
(3) Only includes excess cash not held for operating purposes (i.e., exclude working capital, restricted cash, etc.).
(4) Based on 90-Day China Deposit Rate as of December 22, 2011. Source: FactSet.
(5) Based on "normalized / long-run" marginal tax rate.
(6) Based on marginal tax rate on interest income if different from "normalized / long-run" marginal tax rate.
(7) Based on Credit Suisse Financial Strategy Group: 6.25% for $0MM to $170MM • 3.0% for $170MM to $270MM • 1.5% for $270MM to $300MM • 0% for equity value above $300MM.
(8) Based on Credit Suisse Financial Strategy Group.
(9) βlevered = βunlevered(1 + ((1-t)*D + P + C*(1-t') / E)) - (((1-t)*D + P + C) / E)*βdebt.
(10) Re = Rf + βlevered*(Rm - Rf) + Sp.
(11) WACC = (Rd*(1 - t)*D / Net Capital) + (Rp*P / Net Capital) + (Rc*(1- t')*C / Net Capital) + Re*E / Net Capital. Net Capital = D + E + P - C, where C is excess cash.

CREDIT SUISSE

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51

WACC calculation Eagle (US$MM) Market Assumptions Financing and Tax Rate Assumptions (Eagle) Risk Free Rate (1) 2.38% Cash Interest Income Rate (4) 3.10% Equity Market Risk Premium (2) 7.99% Marginal Tax Rate (5) 22.0% Marginal Tax Rate on Cash Interest Income (6) 22.0% Capitalization Assumptions Sector Eagle Equity-Related Assumptions Debt 6% – Eagle Non-Deductible Preferred Stock 0% – Eagle Observed Market Value $365 Cash (3) 0% (38%) Levered Beta 1.39 Subtotal 6% (38%) Unlevered Beta 1.77 Equity 94% 138% Size Premium (7) – Total 100% 100% Political Risk Premium (8) 1.03% Cost of Capital Calculation - Equity Market Risk Premium / Beta Sensitivity Debt / Non-Deductible Equity Market Risk Premium Sensitivity Unlevered Pref. Stock / Market Levered Cost of Equity (10) WACC (11) Beta Equity / Excess Cash Beta (9) 6.99% 7.99% 8.99% 6.99% 7.99% 8.99% 1.34 0% / 0% / 138% / (38%) 1.05 10.8% 11.8% 12.9% 13.9% 15.4% 16.8% 1.55 0% / 0% / 138% / (38%) 1.22 12.0% 13.2% 14.4% 15.6% 17.2% 18.9% 1.77 0% / 0% / 138% / (38%) 1.39 13.1% 14.5% 15.9% 17.2% 19.1% 21.0% 1.98 0% / 0% / 138% / (38%) 1.56 14.3% 15.9% 17.4% 18.8% 21.0% 23.1% 2.20 0% / 0% / 138% / (38%) 1.73 15.5% 17.2% 19.0% 20.4% 22.8% 25.2% (1) Based on average of six month-end 10-Year U.S. Treasury Bonds rates. Source: Credit Suisse Financial Strategy Group. (2) Based on Credit Suisse Financial Strategy Group estimates as of December 2011. (3) Only includes excess cash not held for operating purposes (i.e., exclude working capital, restricted cash, etc.). (4) Based on 90-Day China Deposit Rate as of December 22, 2011. Source: FactSet. (5) Based on "normalized / long-run" marginal tax rate. (6) Based on marginal tax rate on interest income if different from "normalized / long-run" marginal tax rate. (7) Based on Credit Suisse Financial Strategy Group : 6.25% for $0 MM to $170 MM • 3.0% for $170 MM to $270 MM • 1.5% for $270 MM to $300 MM • 0% for equity value above $300 MM . (8) Based on Credit Suisse Financial Strategy Group. (9) levered = unlevered(1 + ( (1-t)*D + P + C*(1-t') / E)) - (((1-t)*D + P + C) / E)* debt. (10) Re = Rf + levered*(Rm - Rf) + Sp. (11) WACC = (Rd*(1 - t)*D / Net Capital) + (Rp*P / Net Capital) + (Rc*(1- t')*C / Net Capital) + Re*E / Net Capital. Net Capital = D + E + P - C, where C is excess cash.

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